Exhibit 3.3

CONFORMED BYLAWS OF

ROYALE ENERGY, INC., A DELAWARE CORPORATION

Containing All Amendments Through June 30, 2018

PREAMBLE

These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the certificate of incorporation of Royale Energy Holdings, Inc., a Delaware corporation (the “corporation”). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the corporation, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the corporation, as the case may be, will be controlling.

ARTICLE I. OFFICES

1.1 Registered Office and Agent. The registered office and registered agent of the corporation shall be as designated from time to time by the appropriate filing by the corporation in the office of the Secretary of State of the State of Delaware. If the office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall likewise fix and designate a principal business office in the State of Delaware.

1.2 Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE II. MEETINGS OF STOCKHOLDERS

2.1 Annual Meeting. An annual meeting of stockholders of the corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.2 Special Meeting. A special meeting of the stockholders may be called at any time by (A) the board of directors, (B) the chairperson of the board of directors, (C) the chief executive officer of the corporation, (D) the president of the corporation (in the absence of a chief executive officer), or (E) by the secretary of the corporation whenever requested in writing to do so by holders of at least twenty-five percent (25%) of the voting power of the issued and outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, or as otherwise provided by the certificate of incorporation of the corporation. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting

2.3 Failure to Call Annual Meeting. Failure to hold the annual meeting at the designated time shall not affect the otherwise valid acts or cause a forfeiture or dissolution of the corporation. In the event the board of directors fails to call the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 13 months after the corporation’s last annual meeting or action by written consent to elect directors in lieu of an annual meeting, any shareholder may make demand that such meeting be held within a reasonable time. Such demand shall be made in writing and sent by certified mail directed to any officer of the corporation

2.4 Place of Meetings. Meetings of the stockholders shall be held at any place within or without the State of Delaware designated by the board of directors. In absence of any such designation, meetings of stockholders shall be held at the principal office of the corporation. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law.

2.5 Advance Notice Procedures.

(a) Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.5(a) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.5(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor thereto (the “Exchange Act”), and the regulations thereunder (or any successor rule and in any case as so amended), clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(i) To comply with clause (C) of Section 2.5(a) above, a stockholder’s notice must set forth all information required under this Section 2.5(a) and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.5(a)(i). The term “Public Announcement” means disclosure made in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(ii) To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten (10) days following the record date for the determination of stockholders entitled to notice of the meeting to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 2.5, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(iii) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.5(a) and, if applicable, Section 2.5(b). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.5(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.5(b) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 2.5(b) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.5(b). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(i) To comply with clause (B) of Section 2.5(b) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.5(b) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 2.5(a)(i) above; provided additionally, however, that in the event that the number of directors to be elected to the board of directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, a stockholder’s notice required by this Section 2.5(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the corporation.

(ii) To be in proper written form, such stockholder’s notice to the secretary must set forth:

(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between or among any of the stockholder, each nominee and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or relating to the nominee’s potential service on the board of directors, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 2.5(a)(i) above, and the supplement referenced in the second sentence of Section 2.5(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders at least the percentage of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii) At the request of the board of directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.5(b).

(iv) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.5(b). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c) Advance Notice of Director Nominations for Special Meetings.

(i) For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.2, nominations of persons for election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.5(c) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.5(b)(ii) and (b)(iii) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.5(c). In addition, a nominee shall not be eligible for election or re- election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(ii) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(d) Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.5, a stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.5 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

2.6 Notice. Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the corporation not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

2.7 Voting List. At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the corporation who has charge of the corporation’s stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten (10) days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

2.8 Quorum. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the corporation, or these bylaws.

2.9 Adjournment. At any meeting of stockholders, whether or not a quorum is present, the Chairman of the Board, or if such office has not been filled or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer or President, may adjourn such meeting from time to time solely because of the absence of a quorum or for any other reason and may reconvene at the same or some other time, date and place, if any, or by means of remote communication. Unless otherwise determined by the board of directors, the Chairman of the Board, or if such office has not been filled or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer or President, shall have the exclusive power and authority to recess or adjourn a stockholder meeting in his sole and absolute discretion. The stockholders present at a meeting shall not have the authority to adjourn the meeting. When any stockholders meeting is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting. Notice of any adjourned meeting, if required, shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 2.6. At the adjourned meeting, the stockholders may transact any business that might have been transacted at the original meeting.

2.10 Required Vote; Withdrawal of Quorum. If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware or the certificate of incorporation. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.11 Method of Voting; Proxies. Except as otherwise provided in the certificate of incorporation of the corporation or bylaws, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. Any stockholder entitled to vote on any matter (other than the election of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares such stockholder is entitled to vote. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

2.12 Record Date. (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(iii) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law or these bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office in the State of Delaware, principal place of business, or such officer or agent shall be by hand or by certified mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law or these bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

2.13 Conduct of Meeting. The Chairman of the Board, if such office has been filled, or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer or President, shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by some person duly appointed at the meeting.

2.14 Inspectors. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, or if inspectors shall not have been appointed, the officer presiding over the meeting, in accordance with Section 2.13, may appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the officer presiding over the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

ARTICLE III. DIRECTORS

3.1 Management. The business and property of the corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the corporation, or these bylaws, the board of directors may exercise all the powers of the corporation.

3.2 Number; Qualification; Election; Term. The number of directors which shall constitute the entire board of directors shall be not less than three (3) nor more than fifteen (15). The first board of directors shall consist of the number of directors named in the certificate of incorporation of the corporation or, if no directors are so named, shall consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu thereof. Thereafter, within the limits above specified, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors or by resolution of the stockholders at the annual meeting thereof or at a special meeting thereof called for that purpose. Except as otherwise required by law, the certificate of incorporation of the corporation or these bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Cumulative voting for Directors is not permitted. Each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. None of the directors need be a stockholder of the corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

3.3 Change in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

3.4 Removal. Except as otherwise provided in the certificate of incorporation of the corporation or these bylaws, at any meeting of stockholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

3.5 Vacancies. A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors be increased, or if the stockholders fail to elect the full authorized number of directors to be voted for at that meeting. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships or to replace the directors chosen by the directors then in office. Except as otherwise provided in these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.

3.6 Meetings of Directors. Directors may hold their meetings and may have an office and keep the books of the corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.7 Annual Meeting. Immediately following each annual meeting of stockholders, the newly elected board of directors shall hold a regular meeting for the purpose of organization and the transaction of other business. Notice of this meeting shall not be required.

3.8 Election of Officers. At the annual meeting of the board of directors, held after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the corporation.

3.9 Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

3.10 Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or at the request of any two directors.

3.11 Notice. Notice of each special meeting shall be hand delivered or sent by mail, telegram, telecopy, or electronic mail transmission to the last known address of each director at least three (3) days before the meeting. Oral notice may be substituted for such written notice if given not later than one (1) day before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.12 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. Unless the act of a greater number is required by law, the certificate of incorporation of the corporation, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the corporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

3.13 Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 3.11, to the directors who were not present at the time of the adjournment

3.14 Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer or the President, shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the corporation.

3.15 Presumption of Assent. A director of the corporation who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.16 Compensation. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at meetings of the board of directors or any committee thereof; provided, however, that nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor.

ARTICLE IV. COMMITTEES

4.1 Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees to serve at the pleasure of the board of directors.

4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (a) the expiration of his term as director, (b) his resignation as a committee member or as a director or (c) his removal as a committee member or as a director.

4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the corporation except to the extent expressly restricted by law, the certificate of incorporation of the corporation or these bylaws

4.4 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5 Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member.

4.8 Notice. Notice of each special meeting of any committee shall be hand delivered or sent by mail, telegram, telecopy, or electronic mail transmission to the last known address of each committee member at least three (3) days before the meeting. Oral notice may be substituted for such written notice if given not later than one (1) day before the meeting. Notice of any such meeting need not be given to any committee member who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

4.9 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place without notice other than announcement at the meeting. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the corporation or these bylaws

4.10 Adjournment. A majority of the committee members present, whether or not constituting a quorum, may adjourn any meeting to another time and place without notice other than announcement at the meeting. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 4.8, to the committee members who were not present at the time of the adjournment

4.11 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the corporation for placement in the minute books of the corporation.

4.12 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.13 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law

ARTICLE V. NOTICE

5.1 Method. Whenever by statute, the certificate of incorporation of the corporation, or these bylaws, notice is required to be given to any directors, stockholder, or committee member and no provision is made as to how such notice shall be given. Personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such director, stockholder, or committee member, director at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the corporation, or (b) by any other method permitted by law (including, but not limited to, overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

5.2 Waiver. Whenever any notice is required to be given to any director, stockholder, or committee member of the corporation by statute, the certificate of incorporation of the corporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director, stockholder, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI. OFFICERS

6.1 Number; Titles; Term of Office. The officers of the corporation shall be a Chief Executive Officer, a Secretary, a Chief Financial Officer and such other officers as the board of directors may from time to time elect or appoint, including a Chairman of the Board, a President, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), one or more Assistant Secretaries, and one of more Assistant Treasurers. Each officer shall hold office (i) until his successor shall have been duly elected and qualified, (ii) until his death, or (iii) until he shall resign or shall have been removed in the manner hereinafter provided. Any three (3) or more offices may be held by the same person. None of the officers need be a stockholder or a director of the corporation or a resident of the State of Delaware.

6.2 Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the following sentence, shall be chosen by the board of directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment. The board of directors may empower the Chief Executive Officer to appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

6.3 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.4 Vacancies. Any vacancy occurring in any office of the corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.

6.5 Authority. Officers shall have such authority and perform such duties in the management of the corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

6.6 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board, the Chief Executive Officer or President.

6.7 Chairman of the Board. The Chairman of the Board, if elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors. Such officer shall preside at all meetings of the stockholders and of the board of directors. Such officer may sign all certificates for shares of stock of the corporation.

6.8 Chief Executive Officer. Unless otherwise specified by the board of directors, the Chief Executive Officer shall also be the President of the corporation. The Chief Executive Officer shall have general executive charge, management, and control of the properties and operations of the corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the board of directors has not elected a Chairman of the Board, or in the absence or inability to act of the Chairman of the Board, the Chief Executive Officer, shall exercise all of the power and discharge all of the duties of the Chairman of the Board. As between the corporation and third parties, any action taken by the Chief Executive Officer in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is not Chairman of the Board or that the Chairman of the Board is absent of unable to act.

6.9 President. If the office of President is established as an office separate from that of the office of Chief Executive Officer, the President shall have such duties and responsibilities as are assigned to him by the board of directors, the Chairman of the Board, or the Chief Executive Officer. In the absence or inability to act of the Chief Executive Officer, the President shall exercise all of the power and discharge all of the duties of the Chief Executive Officer. As between the corporation and third parties, any action taken by a President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence of the absence or inability to act of the Chief Executive Officer at the time such action was taken.

6.10 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the board of directors, the Chairman of the Board, the Chief Executive Officer, or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President (or Chief Executive Officer if those offices are held by the same person) during that officer’s absence or inability to act. As between the corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

6.11 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all reasonable times to inspection by any director. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the board of directors, and shall render to the Chief Executive Officer, the President and directors, whenever they request it, an account of all of transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

6.12 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned by the board of directors, the Chairman of the Board, the Chief Executive Officer, or the President. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Chief Financial Officer during that officer’s absence or inability to act.

6.13 Secretary. Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and shall attend to the giving and service of all notices. The Secretary may sign with the Chairman of the Board, the Chief Executive Officer, or the President, in the name of the corporation, all contracts of the corporation and affix the seal of the corporation thereto. The Secretary may sign with the Chairman of the Board, the Chief Executive Officer, or the President all certificates for shares of stock of the corporation, and shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the corporation during business hours. The Secretary shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board, the Chief Executive Officer, or the President.

6.14 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned by the board of directors, the Chairman of the Board, the Chief Executive Officer, or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLE VII. CERTIFICATES AND STOCKHOLDERS

7.1 Certificates for Shares. Stock Certificates; Uncertificated Shares. Notwithstanding any other provision of these Bylaws that refers to certificates evidencing shares of the Corporation’s outstanding shares of capital stock, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares, and that shares of any class or series of the Corporation’s stock may be evidenced by registration in the holder’s name in uncertificated, book-entry form in accordance with the direct registration system approved by the United States Securities and Exchange Commission and by the principal securities exchange on which the stock of the Corporation may from time to time be traded, or as may be otherwise authorized by Section 158 of the Delaware General Corporation Law or any successor statute, as any of the foregoing may be approved from time to time by the Board of Directors. Every holder of uncertificated shares of the Corporation shall be entitled to receive a statement of holdings as evidence of share ownership.1

7.2 Transfer Agents and Registrars. The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

7.3 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond with a surety or sureties satisfactory to the corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the corporation with respect to the certificate or certificates alleged to have been lost or

7.4 Transfer of Shares. Shares of stock of the corporation shall be transferable only on the books of the corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

7.5 Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

[1]	Bylaw 7.1 amended December 13, 2018.

7.6 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the corporation.

7.7 Legends. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE VIII. MISCELLANEOUS PROVISIONS

8.1 Dividends. Subject to provisions of law and the certificate of incorporation of the corporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the corporation. Such declaration and payment shall be at the discretion of the board of directors.

8.2 Reserves. There may be created by the board of directors out of funds of the corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the board of directors shall consider beneficial to the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

8.3 Books and Records. The corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

8.4 Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors; provided, however, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

8.5 Seal. The corporation may, but is not required to, adopt a seal such as may be from time to time approved by the board of directors.

8.6 Checks, Notes, Drafts, etc. All checks, notes, drafts or other orders for payment of money of the corporation shall be signed, endorsed, or accepted in the name of the corporation by such officer, officers, person or person as from time to time may be designated by the board of directors or by an officer or officers authorized by the board of directors to make such designation.

8.7 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.8 Securities of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, or any Vice President of the corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

8.9 Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the board of directors, and members of a committee of the board of directors may participate in and hold a meeting of such stockholders, board of directors, or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8.9 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

8.10 Action Without a Meeting.

(a) Unless otherwise provided in the certificate of incorporation of the corporation, any action required by the Delaware General Corporation Law, as amended, to be taken at any meeting of the stockholders, or any action which may be taken at any meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders (acting for themselves or through a proxy) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent of stockholders shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 8.10(a) to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office, principal place of business, or such officer or agent shall be by hand or by certified mail, return receipt requested.

(b) Unless otherwise restricted by the certificate of incorporation of the corporation or by these bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case may be.

8.11 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

8.12 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

8.13 Governing Law. This corporation is organized under the provisions of the General Corporation Law of the State of Delaware. The corporate affairs of this corporation shall be governed by and conducted in accordance with the provisions of the General Corporation Law of the State of Delaware, as the same presently exists and is from time to time hereafter amended or superseded, except in those instances where the certificate of incorporation or bylaws of this corporation, now or through amendment hereafter, may adopt alternative rules which are permissible under the General Corporation Law of the State of Delaware.

8.14 Forum Selection. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation,

(ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation or the by-laws of the corporation or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

8.15 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

8.16 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

8.17 Amendments. These bylaws may be amended, altered, changed, adopted and repealed or new bylaws adopted by the board of directors. The stockholders may make additional bylaws and may alter and repeal any bylaws whether such bylaws were originally adopted by them or otherwise.